Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in Amendment No. 8 to the Registration Statement (No. 333-188866) on Form S-1 of WCI Communities, Inc. of our report dated April 18, 2013 (July 18, 2013 as to Note 20A and July 22, 2013 as to Note 20B), relating to our audit of the consolidated financial statements for the year ended December 31, 2011, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, FL
July 23, 2013